UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 12, 2012

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37,421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Effective March 12, 2012, the Compensation Committee of the Board of Directors of The Dixie Group, Inc. (the “Company”) established the performance goals and the range of incentives for the Company's 2012 Incentive Compensation Plan (the “Plan”). The Committee set the goals and range of incentives in accordance with the terms of the Plan and the performance goals approved by the Company's shareholders at the annual meeting in 2006.

Pursuant to the Plan, each executive officer will have the opportunity to earn a Cash Incentive Award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.” In order to receive any incentive award under the Plan, an executive officer must be actively employed by the Company at the time such award is paid. The potential range of cash incentives and conditions to vesting awards of Primary Long Term Incentive Shares and Career Shares are described below.

Cash Incentive Awards

For the CEO and all executive officers whose responsibilities are primarily related to corporate-level administration, the Cash Incentive Award component provides each participant with the opportunity to earn a cash incentive ranging from 15% to 75% of such participant's base salary as of January 1, 2012. For executive officers in this category, 40% of the amount of the Cash Incentive Award is determined based on the achievement of specified levels of the Company's annual Operating Income, as adjusted for unusual items, 40% of the amount is determined based on achievement of specified levels of the annual Operating Income of the Company's Residential Business Unit, as adjusted for unusual items, and 20% of the amount is determined based on achievement of specified levels of the Company's annual Contract Operating Income, as adjusted for unusual items. The Compensation Committee may reduce the amount of any award by up to 30% of the amount otherwise earned based on the participant's failure to achieve individual performance goals set by the Compensation Committee.

For executive officers whose responsibilities are primarily related to one of the Company's business units, the Cash Incentive Award component provides each participant with the opportunity to earn a cash incentive ranging from 15% to 75% of such participant's base salary. For executive officers in this category, 50% of the amount of the Cash Incentive Award is determined based on the achievement of specified levels of their annual business unit Operating Income, as adjusted for unusual items, 25% of the amount is determined based on the achievement of specified levels of the Company's annual consolidated Operating Income, as adjusted for unusual items, and 25% of the amount is determined based on the achievement of specified levels of the annual Operating Income of the Company's other business units, as adjusted for unusual terms. The Compensation Committee may reduce the amount of any award by up to 30% of the amount otherwise earned based on the participant's failure to achieve individual performance goals set by the Compensation Committee.

Cash Incentive Awards earned under the Plan will be based on the participant's base salary as established by the Compensation Committee, and it is anticipated that such awards will be paid to participants in cash on or prior to March 10, 2013.

Primary Long-Term Incentive Awards and Career Shares

A Primary Long-Term Incentive Award will be made in restricted shares to each executive officer, the value of which will be equal to 35% of the executive's base salary plus any Cash Incentive Award paid for such year. Career Shares will be awarded to each executive officer as an award of restricted stock valued at 20% of such officer's base salary. Such awards will be valued based on the market price of the Company's common stock at the time of grant of the award; provided, however, that, for calculation purposes, in no event shall the Company's common stock be valued at an amount less than $5.00 per share.

Primary Long-Term Incentive Awards will vest over 3 years, and Career Shares will vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained the Career Shares for 24 months following the grant date, subject to accelerated vesting or forfeiture as described below. For any participant who becomes age 60 (or any participant who is already age 60 at the time of an award) restricted shares will vest equally over the stated vesting or retention period (three years in the case of Primary Long-Term Incentive awards and two years in the case of Career Shares awards); provided, however, that in no case will such awards be issued later than two and one half months following the year in which such awards vest or are no longer subject to a substantial risk of forfeiture.

Special Conditions to Awards

The Primary Long-Term Incentive Awards will only be made if the Company achieves a minimum Operating Income performance level; Career Share Awards will only be made if the Company's results from continuing operations for fiscal 2012 show improvement over comparable results for fiscal 2011. Death, disability or a change in control of the Company will cause immediate vesting of all restricted stock issued as Career Shares and as Primary Long-Term Incentive Share Awards. Termination without cause will result in immediate vesting of all Career Share Awards, and acceleration of vesting of Primary Long-Term Incentive Share Awards to the extent such shares have been expensed by the Company. Voluntary termination of employment prior to retirement, or termination of employment for cause will result in the immediate forfeiture of all unvested awards under the Plan. Upon an executive's retirement, vesting will accelerate to the extent that the Company has recognized compensation expense related to the shares. In the event the Plan does not have enough available shares of common stock to fulfill the stock awards portion of the Plan, any stock award granted will be subject to the approval of additional shares by the Company's shareholders.

Compensation Committee Oversight of Payments

The Compensation Committee has the authority to review and certify the achievement of the performance goals and to administer and interpret the Incentive Compensation Plan. As set forth above, any award to a participant for 2012 may be reduced, but not increased, by the Compensation Committee in its sole discretion based on individual performance criteria.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

(10.1)	Summary Description of The Dixie Group, Inc. 2012 Incentive Compensation Plan/Range of Incentives as effective on March 12, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012	THE DIXIE GROUP, INC.
/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer